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                                                                    EXHIBIT 32.2
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   WRITTEN STATEMENT PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Senior Vice President, Treasurer of Webster Preferred Capital Corporation (the "Company"), hereby certifies that, to his knowledge on the date hereof:

(a) the Form 10-Q Report of the Company for the quarter ended June 30, 2003 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                              /s/ Gregory S. Madar
                              --------------------------------------------------
                              Gregory S. Madar,
                              Senior Vice President,
                              Treasurer and Assistant Secretary
                              (Principal Financial and Accounting Officer)
                              August 13, 2003

A signed original of this written statement required by Section 906 has been provided to Webster Preferred Capital Corporation and will be retained by Webster Preferred Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.



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